CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U. S. C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Intrepid Holdings, Inc. on Form 10-QSB for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof, I Thomas John Cloud, Jr., Chief Financial Officer, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Sections 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

-  The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

-  The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Intrepid Holdings, Inc.

Date: May 23, 2005

By: /s/ Thomas John Cloud, Jr. President

By: /s/ Maurice Stone, Chief Executive Officer